LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Q4 Revenue Up 5% and Full Year Revenue Up 13%
Q4 GAAP Gross Margin of 71% and Non-GAAP Gross Margin of 75%
Full Year Operating Cash Flow of $34 Million
$150 Million in Shares Repurchased in Full Year

SAN FRANCISCO, Calif., May 24, 2023—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the quarter and fiscal year ended March 31, 2023.

Fourth Quarter Financial Highlights
All metrics compared to the prior year fourth quarter.

•Total revenue was $149 million, up 5%.

•Subscription revenue was $121 million, up 5%, and contributed 81% of total revenue.

•Marketplace & Other revenue was $28 million, up 6%.

•GAAP gross profit was $105 million, up 3%, and GAAP gross margin of 71% declined by 1 percentage point. Non-GAAP gross profit was $111 million, up 3%, and non-GAAP gross margin of 75% declined by 2 percentage points.

•GAAP operating loss was $47 million compared to $28 million in the prior year period. Non-GAAP operating income was $14 million compared to $3 million in the prior year period.
•The Company accelerated the vesting of certain time-vesting restricted stock units that would have otherwise vested over the next six months to take advantage of cash tax savings opportunities. In the fourth quarter, the Company recognized $23 million of stock-based compensation expense and $2 million of payroll tax expense related to the accelerated vesting. The accelerated vesting was not contemplated in the Company’s financial outlook for the fourth quarter and fiscal 2023. The payroll tax expense impacted both GAAP and non-GAAP operating income, while the stock-based compensation expense only impacted GAAP operating income.

•GAAP diluted loss per share was $0.48, and non-GAAP diluted earnings per share was $0.32.

•Net cash provided by operating activities was $31 million compared to $59 million in the prior year period.

Fiscal Year Financial Highlights
All metrics compared to the prior fiscal year.

•Total revenue was $597 million, up 13%.

•Subscription revenue was $483 million, up 13%, and contributed 81% of total revenue.

•Marketplace & Other revenue was $114 million, up 14%.

•GAAP gross profit was $426 million, up 12%, and GAAP gross margin of 71% declined by 1 percentage point. Non-GAAP gross profit was $450 million, up 11%, and non-GAAP gross margin of 75% declined by 1 percentage point.

•GAAP operating loss was $126 million compared to $66 million in the prior year. Non-GAAP operating income was $61 million compared to $42 million in the prior year.
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•GAAP diluted loss per share was $1.79, and non-GAAP diluted earnings per share was $0.86.

•Net cash provided by operating activities was $34 million compared to $78 million in the prior year.

•In FY23, LiveRamp repurchased 6.1 million shares for $150 million. Since inception of the share repurchase program in August 2011, the Company has returned approximately $1.4 billion in capital to shareholders. To date in FY24, the Company has repurchased 0.5 million shares for $12 million. There is $206 million currently available under the share repurchase authorization that expires on December 31, 2024.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

LiveRamp CEO Scott Howe said, “We delivered an in-line quarter, hitting our key financial targets. We enter fiscal 2024 as a more efficient company, with a leaner cost structure and encouraging sales momentum, particularly upselling customers to our data collaboration platform. We expect this momentum to build in FY24 as our recently announced integrations and partnerships – such as with Google PAIR, Snowflake and Twilio – gain traction in the market.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its third fiscal quarter ($ in millions):

	Q4 Fiscal 2023		Full Year Fiscal 2023
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$121	—	$483	—
YoY change %	5%		13%
Marketplace & other revenue	$28	—	$114	—
YoY change %	6%		14%
Total revenue	$149	—	$597	—
YoY change %	5%		13%

Gross profit	$105	$111	$426	$450
% Gross margin	71%	75%	71%	75%
YoY change, pts	(1)pts	(2)pts	(1)pts	(1)pts

Operating income (loss)	$(47)	$14	$(126)	$61
% Operating margin	(32)%	10%	(21)%	10%
YoY change, pts	(12)pts	8pts	(9)pts	2pts

Net earnings (loss)	$(31)	$21	$(119)	$58
Earnings (loss) per share	$(0.48)	$0.32	$(1.79)	$0.86

Shares to Calculate EPS	65.1	66.3	66.4	67.1
YoY change %	(5)%	(3)%	(3)%	(4)%

Net operating cash flow	$31	—	$34	—
Free cash flow to equity	—	$31	—	$30

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics
•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 165 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Xander, Amobee, Criteo, Roku Oneview, and MediaMath.
•To date, over 14,000 publisher domains, including 70% of the comScore 100 largest publishers, have integrated ATS worldwide, including Amazon Publisher Services, Microsoft, Hearst, CafeMedia, Leaf Group, Prisma Media and Burda. Through these integrations, LiveRamp is now connected to over 90% of consumer time spent online in the US.
•In February 2023, LiveRamp announced enhanced product capabilities natively built on Snowflake, a leading data cloud warehouse. Last year, LiveRamp’s identity solutions were natively integrated into Snowflake. Now LiveRamp’s data activation solutions will be natively built into Snowflake, along with an easy-to-use, marketer-friendly user interface, allowing customers to easily activate hundreds of marketing and media destinations directly from Snowflake.
•In March 2023, LiveRamp announced that its activation network now extends to mar-tech capabilities through a new partnership with Twilio. This integration will enable marketers to seamlessly activate their LiveRamp audiences in SMS and Email on Twilio, enabling new audience activation channels, as well as the centralization of measurement across advertising and marketing channels.
•In March 2023, LiveRamp announced a new partnership with Adobe Real-Time Customer Data Platform to natively offer LiveRamp’s people-based identifier, RampID. Through a new LiveRamp app available in Adobe Exchange, marketers will be able to activate their customer data on RampID via downstream activation partners including DSPs, SSPs, CTV destinations, and other premium publishers.
•LiveRamp added 10 net new direct subscription customers in the fourth quarter. Customer count at quarter end was 920, up from 905 a year ago.
•At the end of the fourth quarter, LiveRamp had 95 customers whose subscription contracts exceed $1 million in annual revenue, up from 87 in the prior year period.
•During the fourth quarter, subscription net retention was 97%, and platform net retention was 99%.
•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, at the end of the fourth quarter was $338 million, up 9% compared to the prior year period.

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Financial Outlook
LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the first quarter of fiscal 2024, LiveRamp expects to report:

•Revenue of approximately $147 million, an increase of 3% year-over-year

•GAAP operating loss of approximately $8 million

•Non-GAAP operating income of approximately $15 million

For fiscal 2024, LiveRamp expects to report:

•Revenue of between $610 million and $620 million, an increase of between 2% and 4% year-over-year

•GAAP operating income of between $3 million and $6 million

•Non-GAAP operating income of between $90 million and $93 million.

Conference Call
LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in consumer privacy, data ethics, and foundational identity, LiveRamp is setting the new standard for building a connected customer view with unmatched clarity and context while protecting precious brand and consumer trust. LiveRamp offers complete flexibility to collaborate wherever data lives to support the widest range of data collaboration use cases—within organizations, between brands, and across its premier global network of top-quality partners. Hundreds of global innovators, from iconic consumer brands and tech giants to banks, retailers, and healthcare leaders, turn to LiveRamp to build enduring brand and business value by deepening customer engagement and loyalty, activating new partnerships, and maximizing the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2024 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

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Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to rising interest rates, cost increases, the possibility of a recession, general inflationary pressure, and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our international operations are also subject to risks,including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2022 ended March 31, 2022, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2023.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2023	2022	Variance	Variance

Revenues	$148,626	$141,725	$6,901	4.9%
Cost of revenue	43,472	39,476	3,996	10.1%
Gross profit	105,154	102,249	2,905	2.8%
% Gross margin	70.8%	72.1%

Operating expenses:
Research and development	52,220	45,501	6,719	14.8%
Sales and marketing	57,506	54,951	2,555	4.6%
General and administrative	32,832	29,583	3,249	11.0%
Gains, losses and other items, net	9,723	183	9,540	NA
Total operating expenses	152,281	130,218	22,063	16.9%

Loss from operations	(47,127)	(27,969)	(19,158)	(68.5)%
% Margin	(31.7)%	(19.7)%

Total other expense, net	4,735	(47)	4,782	10,174.5%

Loss from continuing operations before income taxes	(42,392)	(28,016)	$(14,376)	(51.3)%

Income tax expense	(6,460)	1,376	$(7,836)	(569.5)%

Net loss from continuing operations	(35,932)	(29,392)	$(6,540)	(22.3)%

Earnings from discontinued operations, net of tax	4,568	—	$4,568	n/a

Net loss	$(31,364)	$(29,392)	$(1,972)	(6.7)%

Basic earnings (loss) per share
Continuing operations	$(0.55)	$(0.43)	(0.12)	(28.2)%
Discontinued operations	0.07	—	0.07	n/a
Basic loss per share	$(0.48)	$(0.43)	(0.05)	(11.9)%

Diluted earnings (loss) per share
Continuing operations	$(0.55)	$(0.43)	(0.12)	(28.2)%
Discontinued operations	0.07	—	0.07	n/a
Diluted loss per share	$(0.48)	$(0.43)	(0.05)	(11.9)%

Basic weighted average shares	65,126	68,283
Diluted weighted average shares	65,126	68,283
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2023	2022	Variance	Variance

Revenues	$596,583	$528,657	$67,926	12.8%
Cost of revenue	170,084	147,427	22,657	15.4%
Gross profit	426,499	381,230	45,269	11.9%
% Gross margin	71.5%	72.1%

Operating expenses:
Research and development	189,195	157,935	31,260	19.8%
Sales and marketing	202,437	182,763	19,674	10.8%
General and administrative	125,351	104,591	20,760	19.8%
Gains, losses and other items, net	35,316	1,479	33,837	2,287.8%
Total operating expenses	552,299	446,768	105,531	23.6%

Loss from operations	(125,800)	(65,538)	(60,262)	(91.9)%
% Margin	(21.1)%	(12.4)%

Total other income, net	6,946	30,463	(23,517)	(77.2)%

Loss from continuing operations before income taxes	(118,854)	(35,075)	(83,779)	(238.9)%

Income tax expense (benefit)	5,252	(1,242)	6,494	522.9%

Net loss from continuing operations	(124,106)	(33,833)	(90,273)	(266.8)%

Earnings from discontinued operations, net of tax	5,404	—	5,404	n/a

Net loss	$(118,702)	$(33,833)	(84,869)	(250.8)%

Basic earnings (loss) per share
Continuing operations	$(1.87)	$(0.50)	(1.37)	(277.1)%
Discontinued operations	0.08	—	0.08	n/a
Basic loss per share	$(1.79)	$(0.50)	(1.29)	(260.7)%

Diluted earnings (loss) per share
Continuing operations	$(1.87)	$(0.50)	(1.37)	(277.1)%
Discontinued operations	0.08	—	0.08	n/a
Diluted loss per share	$(1.79)	$(0.50)	(1.29)	(260.7)%

Basic weighted average shares	66,352	68,211
Diluted weighted average shares	66,352	68,211
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2023	2022	2023	2022

Loss from continuing operations before income taxes	$(42,392)	$(28,016)	$(118,854)	$(35,075)
Income tax expense (benefit)	(6,460)	1,376	5,252	(1,242)
Net loss from continuing operations	(35,932)	(29,392)	(124,106)	(33,833)
Earnings from discontinued operations, net of tax	4,568	—	5,404	—
Net loss	$(31,364)	$(29,392)	$(118,702)	$(33,833)

Loss per share:
Basic	$(0.48)	$(0.43)	$(1.79)	$(0.50)
Diluted	$(0.48)	$(0.43)	$(1.79)	$(0.50)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$3,336	$4,807	$16,825	$18,711
Non-cash stock compensation (cost of revenue and operating expenses)	44,658	25,782	125,800	87,257
Transformation costs (general and administrative)	3,663	—	9,025	—
Restructuring and merger charges (gains, losses, and other)	9,723	183	35,316	1,479
Gain on retained profits interest (other income)	—	—	—	(30,235)
Total excluded items, continuing operations	61,380	30,772	186,966	77,212

Income from continuing operations before income taxes and excluding items	18,988	2,756	68,112	42,137
Income tax expense (2)	(2,141)	3,391	10,121	8,515
Non-GAAP net earnings from continuing operations	$21,129	$(635)	$57,991	$33,622

Non-GAAP earnings per share from continuing operations:
Basic	$0.32	$(0.01)	$0.87	$0.49
Diluted	$0.32	$(0.01)	$0.86	$0.48

Basic weighted average shares	65,126	68,283	66,352	68,211
Diluted weighted average shares	66,268	68,283	67,097	69,560

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2023	2022	2023	2022

Loss from continuing operations	$(47,127)	$(27,969)	$(125,800)	$(65,538)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,336	4,807	16,825	18,711
Non-cash stock compensation (cost of revenue and operating expenses)	44,658	25,782	125,800	87,257
Restructuring and merger charges (gains, losses, and other)	9,723	183	35,316	1,479
Transformation costs (general and administrative)	3,663	—	9,025	—
Total excluded items	61,380	30,772	186,966	107,447

Income from continuing operations before excluded items	$14,253	$2,803	$61,166	$41,909

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2023	2022	2023	2022

Net loss from continuing operations	$(35,932)	$(29,392)	$(124,106)	$(33,833)

Income tax expense (benefit)	(6,460)	1,376	5,252	(1,242)

Other expense (income)	(4,735)	47	(6,946)	(30,463)

Loss from operations	(47,127)	(27,969)	(125,800)	(65,538)

Depreciation and amortization	4,226	6,017	20,787	24,248

EBITDA	$(42,901)	$(21,952)	$(105,013)	$(41,290)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$44,658	$25,782	$125,800	$87,257
Restructuring and merger charges (gains, losses, and other)	9,723	183	35,316	1,479
Transformation costs (general and administrative)	3,663	—	9,025	—

Other adjustments	58,044	25,965	170,141	88,736

Adjusted EBITDA	$15,143	$4,013	$65,128	$47,446

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2023	2022	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$464,448	$600,162	$(135,714)	(22.6)%
Short-term Investments	32,807	7,500	25,307	337.4%
Trade accounts receivable, net	157,379	148,343	9,036	6.1%
Refundable income taxes, net	28,897	30,354	(1,457)	(4.8)%
Other current assets	31,028	29,475	1,553	5.3%
Total current assets	714,559	815,834	(101,275)	(12.4)%

Property and equipment	39,393	45,001	(5,608)	(12.5)%
Less - accumulated depreciation and amortization	32,308	33,470	(1,162)	(3.5)%
Property and equipment, net	7,085	11,531	(4,446)	(38.6)%

Intangible assets, net	9,868	26,718	(16,850)	(63.1)%
Goodwill	363,116	363,845	(729)	(0.2)%
Deferred commissions, net	37,030	30,594	6,436	21.0%
Other assets, net	41,045	85,214	(44,169)	(51.8)%
	$1,172,703	$1,333,736	$(161,033)	(12.1)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$86,568	$83,197	$3,371	4.1%
Accrued payroll and related expenses	33,434	39,188	(5,754)	(14.7)%
Other accrued expenses	35,736	46,067	(10,331)	(22.4)%
Deferred revenue	19,091	16,114	2,977	18.5%
Total current liabilities	174,829	184,566	(9,737)	(5.3)%

Other liabilities	71,798	86,110	(14,312)	(16.6)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	15,399	14,984	415	2.8%
Additional paid-in capital	1,855,916	1,721,118	134,798	7.8%
Retained earnings	1,302,291	1,420,993	(118,702)	(8.4)%
Accumulated other comprehensive income	4,504	5,730	(1,226)	(21.4)%
Treasury stock, at cost	(2,252,034)	(2,099,765)	(152,269)	7.3%
Total stockholders' equity	926,076	1,063,060	(136,984)	(12.9)%

	$1,172,703	$1,333,736	$(161,033)	(12.1)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,364)	$(29,392)
Earnings from discontinued operations	(4,568)	—
Non-cash operating activities:
Depreciation and amortization	4,226	6,017
Loss on disposal or impairment of assets	16	41
Lease-related restructuring charges	9,380	—
Provision for doubtful accounts	48	1,090
Deferred income taxes	(89)	(1,084)
Non-cash stock compensation expense	44,658	25,782
Changes in operating assets and liabilities:
Accounts receivable, net	15,048	7,265
Deferred commissions	(4,313)	(1,111)
Other assets	6,117	4,786
Accounts payable and other liabilities	(6,060)	11,321
Income taxes, net	(6,371)	32,971
Deferred revenue	3,937	1,258
Net cash provided by operating activities	30,665	58,944
Cash flows from investing activities:
Capital expenditures	(103)	(1,880)
Proceeds from sale of strategic investment	994	—
Cash paid in acquisitions, net of cash received	—	(8,731)
Purchases of investments	(25,197)	—
Net cash used in investing activities	(24,306)	(10,611)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	4	83
Shares repurchased for tax withholdings upon vesting of stock-based awards	(218)	(410)
Acquisition of treasury stock	—	(9,397)
Net cash used in financing activities	(214)	(9,724)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2023	2022
Cash flows from discontinued operations:
From operating activities	4,568	—
Net cash provided by discontinued operations	4,568	—
Effect of exchange rate changes on cash	219	(137)

Net change in cash and cash equivalents	10,932	38,472
Cash and cash equivalents at beginning of period	453,516	561,690
Cash and cash equivalents at end of period	$464,448	$600,162

Supplemental cash flow information:
Cash paid (received) for income taxes, net from continuing operations	$1,076	$(30,101)
Cash paid (received) for income taxes, net from discontinued operations	(7,025)	—
Cash paid (received) for operating lease liabilities	2,510	2,591
Operating lease assets obtained in exchange for operating lease liabilities	—	3,280
Purchases of property, plant and equipment remaining unpaid at period end	47	696

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(118,702)	$(33,833)
Earnings from discontinued operations	(5,404)	—
Non-cash operating activities:
Depreciation and amortization	20,787	24,248
Loss on disposal or impairment of assets	4,137	183
Lease-related restructuring charges	27,545	—
Gain on sale of strategic investments	(194)	—
Gain on distribution from retained profits interest	—	(30,235)
Provision for doubtful accounts	1,776	4,217
Deferred income taxes	115	(1,540)
Non-cash stock compensation expense	125,800	87,257
Changes in operating assets and liabilities:
Accounts receivable, net	(12,123)	(38,611)
Deferred commissions	(6,436)	(7,975)
Other assets	7,705	26,863
Accounts payable and other liabilities	(15,369)	8,850
Income taxes, net	596	33,969
Deferred revenue	4,208	4,684
Net cash provided by operating activities	34,441	78,077
Cash flows from investing activities:
Capital expenditures	(4,696)	(4,499)
Proceeds from sale of strategic investment	1,394	—
Cash paid in acquisitions, net of cash received	—	(19,107)
Distribution from retained profits interest	—	31,184
Purchases of investments	(28,197)	—
Proceeds from investments	3,000	—
Purchases of strategic investments	(500)	—
Net cash provided by (used in) investing activities	(28,999)	7,578
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,259	6,266
Shares repurchased for tax withholdings upon vesting of stock-based awards	(2,272)	(14,626)
Acquisition of treasury stock	(149,997)	(58,621)
Net cash used in financing activities	(146,010)	(66,981)

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2023	2022
Cash flows from discontinued operations:
From operating activities	5,404	—
Net cash provided by discontinued operations	5,404	—
Effect of exchange rate changes on cash	(550)	(199)

Net change in cash and cash equivalents	(135,714)	18,475
Cash and cash equivalents at beginning of period	600,162	581,687
Cash and cash equivalents at end of period	$464,448	$600,162

Supplemental cash flow information:
Cash paid (received) for income taxes, net - continuing operations	$5,801	$(32,916)
Cash (received) for income taxes, net - discontinued operations	(8,332)	—
Cash paid for operating lease liabilities	8,243	10,108
Operating lease assets obtained in exchange for operating lease liabilities	69	56,182
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(6,781)	—
Purchases of property, plant and equipment remaining unpaid at period end	47	696
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023

Net Cash Provided by (Used in) Operating Activities	$(17,241)	$10,901	$25,473	$58,944	$78,077	$(33,369)	$21,375	$15,770	$30,665	$34,441

Less:
Capital expenditures	(427)	(876)	(1,316)	(1,880)	(4,499)	(1,741)	(2,673)	(179)	(103)	(4,696)

Free Cash Flow to Equity	$(17,668)	$10,025	$24,157	$57,064	$73,578	$(35,110)	$18,702	$15,591	$30,562	$29,745

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											FY23 to FY22
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	%	$

Revenues	$119,038	$127,290	$140,604	$141,725	$528,657	$142,243	$147,099	$158,615	$148,626	$596,583	12.8%	$67,926
Cost of revenue	34,315	35,079	38,557	39,476	147,427	41,021	42,304	43,287	43,472	170,084	15.4%	22,657
Gross profit	84,723	92,211	102,047	102,249	381,230	101,222	104,795	115,328	105,154	426,499	11.9%	45,269
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	72.7%	70.8%	71.5%

Operating expenses
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	43,175	52,220	189,195	19.8%	31,260
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	47,702	57,506	202,437	10.8%	19,674
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	36,657	32,832	125,351	19.8%	20,760
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	11,743	9,723	35,316	2,287.8%	33,837
Total operating expenses	102,324	98,393	115,833	130,218	446,768	126,824	133,917	139,277	152,281	552,299	23.6%	105,531

Loss from operations	(17,601)	(6,182)	(13,786)	(27,969)	(65,538)	(25,602)	(29,122)	(23,949)	(47,127)	(125,800)	(91.9)%	(60,262)
% Margin	(14.8)%	(4.9)%	(9.8)%	(19.7)%	(12.4)%	(18.0)%	(19.8)%	(15.1)%	(31.7)%	(21.1)%

Total other income (expense), net	30,601	150	(241)	(47)	30,463	699	2,248	(736)	4,735	6,946	(77.2)%	(23,517)

Loss before income taxes	13,000	(6,032)	(14,027)	(28,016)	(35,075)	(24,903)	(26,874)	(24,685)	(42,392)	(118,854)	(238.9)%	(83,779)
Income taxes expense (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,835	(6,460)	5,252	522.9%	6,494
Net loss from continuing operations	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(266.8)%	$(90,273)

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											FY23 to FY22
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	%	$

Earnings from discontinued operations, net of tax	—	—	—	—	—	—	—	836	4,568	5,404	n/a	$5,404

Net earnings (loss)	$17,365	$(6,431)	$(15,375)	$(29,392)	$(33,833)	$(27,218)	$(30,436)	$(29,684)	$(31,364)	$(118,702)	(250.8)%	$(84,869)

Diluted earnings (loss) per share	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(0.48)	(1.79)	(260.7)%	$(1.29)

Some earnings (loss) per share amounts may not add due to rounding.

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023

Income (loss) before income taxes	$13,000	$(6,032)	$(14,027)	$(28,016)	$(35,075)	$(24,903)	(26,874)	(24,685)	(42,392)	(118,854)
Income taxes (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,835	(6,460)	5,252
Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)

Earnings from discontinued operations, net of tax	—	—	—	—	—	—	—	836	4,568	5,404

Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(29,684)	(31,364)	(118,702)

Earnings (loss) per share:
Basic	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(0.48)	(1.79)
Diluted	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(0.48)	(1.79)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	4,209	3,336	16,825
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	19,221	23,758	25,782	87,257	24,225	27,293	29,624	44,658	125,800
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	11,743	9,723	35,316
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	4,112	3,663	9,025
Gain on retained profits interest (other income)	(30,052)	—	(183)	—	(30,235)	—	—	—	—	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$49,688	$61,380	$186,966

Income before income taxes and excluding items	$7,367	$17,819	$14,195	$2,756	$42,137	$4,704	$19,417	$25,003	$18,988	$68,112
Income taxes expense (benefit)	865	(12)	4,271	3,391	8,515	1,237	4,557	6,468	(2,141)	10,121
Non-GAAP net earnings (loss)	$6,502	$17,831	$9,924	$(635)	$33,622	$3,467	$14,860	$18,535	$21,129	$57,991

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023

Non-GAAP earnings (loss) per share:
Basic	$0.10	$0.26	$0.15	$(0.01)	$0.49	$0.05	$0.22	$0.29	$0.32	$0.87
Diluted	$0.09	$0.26	$0.14	$(0.01)	$0.48	$0.05	$0.22	$0.28	$0.32	$0.86

Basic weighted average shares	68,328	68,042	68,190	68,283	68,211	68,403	67,096	64,784	65,126	66,352
Diluted weighted average shares	69,605	69,333	69,938	68,283	69,560	69,195	67,568	65,356	66,268	67,097

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023
Expenses:
Cost of revenue	$34,315	$35,079	$38,557	$39,476	$147,427	$41,021	$42,304	$43,287	$43,472	$170,084
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	43,175	52,220	189,195
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	47,702	57,506	202,437
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	36,657	32,832	125,351
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	11,743	9,723	35,316

Gross profit:	84,723	92,211	102,047	102,249	381,230	101,222	104,795	115,328	105,154	426,499
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	72.7%	70.8%	71.5%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	4,209	3,336	16,825
Non-cash stock compensation (cost of revenue)	790	948	1,168	1,205	4,111	1,163	1,293	1,208	2,653	6,317
Non-cash stock compensation (research and development)	5,348	7,184	9,264	10,316	32,112	11,656	12,360	10,654	20,737	55,407
Non-cash stock compensation (sales and marketing)	6,793	6,749	7,329	7,715	28,586	5,884	6,116	5,871	11,558	29,429
Non-cash stock compensation (general and administrative)	5,565	4,340	5,997	6,546	22,448	5,522	7,524	11,891	9,710	34,647
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	11,743	9,723	35,316
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	4,112	3,663	9,025
Gain on retained profits interest (other income)	$(30,052)	$—	$(183)	$—	(30,235)	—	—		—	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$49,688	$61,380	$186,966

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023
Expenses, excluding items:
Cost of revenue	$28,880	$29,519	$32,742	$33,464	$124,605	$35,215	$36,374	$37,870	$37,483	$146,942
Research and development	29,428	28,604	32,606	35,185	125,823	36,005	33,779	32,521	31,483	133,788
Sales and marketing	35,186	32,760	38,995	47,236	154,177	45,396	39,833	41,831	45,948	173,008
General and administrative	18,726	18,738	21,642	23,037	82,143	21,622	19,944	20,654	19,459	81,679

Gross profit, excluding items:	$90,158	$97,771	$107,862	$108,261	$404,052	$107,028	$110,725	$120,745	$111,143	$449,641
% Gross margin	75.7%	76.8%	76.7%	76.4%	76.4%	75.2%	75.3%	76.1%	74.8%	75.4%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	June 30, 2023	March 31, 2024

		Low	High

GAAP income (loss) from operations	$(8,000)	$3,000	$6,000

Excluded items:
Purchased intangible asset amortization	3,000	7,000	7,000
Non-cash stock compensation	18,000	78,000	78,000
Transformation costs	2,000	2,000	2,000
Total excluded items	23,000	87,000	87,000

Non-GAAP income from operations	$15,000	$90,000	$93,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2023 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant
P 25

costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26